UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
June 27, 2005

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-22025 (Commission File No.)	94-3096597 (I.R.S. Employer Identification No.)

24 Frank Lloyd Wright Drive
P.O. Box 376
Ann Arbor, Michigan 48106
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(734) 930-5555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

     In connection with the termination of his Retention Bonus Agreement and his retirement, Alan M. Wright entered into a Separation Agreement and a Consulting Agreement, each effective as of July 2, 2005. Under the Separation Agreement, Aastrom agreed to pay Mr. Wright $51,500 and one month of premiums for Mr. Wright’s group health care coverage. Under the Consulting Agreement, Mr. Wright agreed to provide consulting services in the areas of financial management and reporting, investor relations and administrative operations as required by Aastrom to assist in the orderly transition of his responsibilities, and Aastrom agreed to pay Mr. Wright a total of $35,362 in declining amounts over a period of up to six months.

Item 1.02 Termination of Material Definitive Agreement.

     The Employment Agreement with Alan M. Wright and the Retention Bonus Agreement with Alan M. Wright were each terminated effective July 2, 2005 in connection with Mr. Wright’s retirement and his entry into the Separation Agreement and Consulting Agreement discussed in Item 1.01.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2005

AASTROM BIOSCIENCES, INC.
By:	/s/ R. Douglas Armstrong, Ph.D.
R. Douglas Armstrong, Ph.D.
Chairman and Chief Executive Officer

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